                                   NYFIX, INC.

                                                                    EXHIBIT 21.1

                        LIST OF SIGNIFICANT SUBSIDIARIES

NYFIX USA, LLC, a New York  Corporation.
Javelin  Technologies,  Inc., a Delaware Corporation.
NYFIX  Transaction  Services,  Inc.,  an Illinois Corporation.
NYFIX Overseas,  Inc., a Delaware Corporation with branches in Chicago, IL and London, UK.
NYFIX Millennium,  L.L.C., an 80% owned Delaware Corporation.
NYFIX  Partners, Inc., a Delaware Corporation.

All subsidiaries are wholly-owned unless otherwise indicated.